UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends our Form 8-K filed on July 17, 2012 to provide additional financial information in connection with the acquisition of the Sentrum Portfolio. The following financial statements are filed as part of this report:

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Auditors.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.

Digital Realty Trust, L.P:

We have audited the accompanying combined statement of revenue and certain expenses of the Sentrum Portfolio (the Portfolio) for the year ended December 31, 2011. This combined statement is the responsibility of management. Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Portfolio is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission, as described in note 1 to the combined statement of revenue and certain expenses. It is not intended to be a complete presentation of the Portfolio’s combined revenue and expenses.

In our opinion, the combined statement of revenue and certain expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses described in note 1 of the Sentrum Portfolio for the year ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

San Francisco, California

September 25, 2012

Sentrum Portfolio

Combined Statement of Revenue and Certain Expenses

	Six months ended June 30, 2012 (unaudited)	Year ended December 31, 2011
Revenue:
Rental	£29,864	£55,468
Tenant reimbursements	7,442	11,401

	37,306	66,869
Certain expenses:
Utilities	7,948	10,888
Property operating costs	2,996	5,281
Property taxes	1,083	2,051
Insurance	439	858

	12,466	19,078

Revenue in excess of certain expenses	£24,840	£47,791

See accompanying notes to the combined statement of revenue and certain expenses.

Sentrum Portfolio

Notes to the Combined Statement of Revenue and Certain Expenses

For the Year Ended December 31, 2011

(1) Basis of Presentation

The accompanying combined statement of revenue and certain expenses includes the revenue and certain expenses of the Sentrum Portfolio, a three-property data center portfolio located in the greater London area (the “Portfolio”). The Portfolio comprises approximately 761,000 square feet across three data centers located in Woking, Watford and Croydon, and a related service entity all located in the greater London, United Kingdom, metropolitan area.

The Portfolio was owned by Sentrum Holdings Limited (the “Seller”) for the periods presented. The accompanying combined statement of revenue and certain expenses includes the accounts of the Portfolio, and all significant intercompany amounts have been eliminated.

Digital Realty Trust, Inc., through its consolidated operating partnership, Digital Realty Trust, L.P. (collectively, the “Company”), acquired the Portfolio on July 11, 2012 for a purchase price of approximately 715.9 million pounds Sterling (equivalent to $1.1 billion based on the July 11, 2012 exchange rate of £1.00 to $1.55) (subject to additional earn-out payments based on a multiple of the net operating income from the lease-up of currently vacant space in the portfolio during the next three years).

The accompanying combined statement of revenue and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of one or more real estate properties which in aggregate are significant and, accordingly, are not representative of the actual results of operations for the periods presented. The Portfolio is considered a group of related properties as the individual properties were under common control and management by the Seller, and the acquisition of a single property in the Portfolio was conditional on the acquisition of the other properties. Therefore, a single combined statement of revenue and certain expenses is presented. The combined statement of revenue and certain expenses excludes the following expenses which may not be comparable to the proposed future operations of the Portfolio:

•	Depreciation and amortization

•	Income taxes

•	Interest expense

•	Management fees paid to related parties

•	Payroll and other costs not directly related to the proposed future operations of the Portfolio.

Management is not aware of any material factors relating to the Portfolio other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the respective leases. The straight-line rent adjustment for minimum rents increased rental revenue by £4.0 million for the year ended December 31, 2011.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the combined statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

(c) Unaudited Interim Combined Statements

The combined statement of revenue and certain expenses for the six months ended June 30, 2012 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

(d) Foreign Currency

The Portfolio is located in the greater London, United Kingdom area, as such, all transactions are denominated in the British Pound Sterling (GBP).

(3) Minimum Future Lease Payments

Future minimum lease payments to be received under non-cancelable agreements in effect as of December 31, 2011 are as follows:

Year ended December 31: (in thousands)
2012	£56,800
2013	56,159
2014	56,733
2015	54,583
2016	55,230
Thereafter	206,432

Total	£485,937

(4) Tenant Concentrations

The top two tenants accounted for approximately £12.9 million and £5.7 million, or 23.3% and 10.2%, respectively, of the Portfolio’s combined rental revenue and service charge for the year ended December 31, 2011. No other tenant comprised more than 10% of the Portfolio’s combined rental revenue and service charge for the year ended December 31, 2011.

(5) Certain Expenses

Certain expenses include only those costs expected to be comparable to the proposed future operations of the property, such as utilities expense, property operating costs, property taxes, and insurance costs.

(6) Subsequent Events

The Company has evaluated subsequent events related to the Portfolio for recognition or disclosure through September 25, 2012, which is the date the combined statement was available to be issued and determined that there are no other items to disclose.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of the Sentrum Portfolio, a three-property data center and related service entity portfolio located in the greater London area (the “Sentrum Portfolio”). The Sentrum Portfolio comprises approximately 761,000 square feet across three data centers located in Woking, Watford and Croydon, United Kingdom.

The unaudited pro forma condensed consolidated balance sheet of Digital Realty Trust, Inc. and subsidiaries (the “Company”) as of June 30, 2012 is presented as if the acquisition of the Sentrum Portfolio along with the related financings occurred on June 30, 2012. The acquisition closed on July 11, 2012. The related financings consisted of a common stock offering in July 2012 along with additional borrowings under our global revolving credit facility.

The unaudited pro forma condensed consolidated income statements for the six months ended June 30, 2012 and the year ended December 31, 2011 are presented as if the acquisition of the Sentrum Portfolio that closed on July 11, 2012 along with the related financings occurred on January 1, 2011.

This pro forma information should be read in conjunction with the historical consolidated financial statements of the Company as of June 30, 2012 and December 31, 2011, and the notes thereto. The unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed these transactions as of the beginning of the periods presented, nor is it necessarily indicative of future results. In addition, the pro forma condensed consolidated balance sheet includes pro forma allocations of the purchase price of the Sentrum Portfolio based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisition. As of June 30, 2012, the allocation of the purchase price of the Sentrum Portfolio is preliminary pending the receipt of information necessary to complete the valuation of certain tangible and intangible assets and liabilities.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2012

(unaudited, in thousands)

	Company Historical	Acquisition of Sentrum Portfolio	Financing Transactions	Company Pro Forma
	(A)	(B)	(C)
Assets
Net investments in real estate	$5,795,798	$1,201,868	$—	$6,997,666
Cash and cash equivalents	47,777	(1,138,650)	1,138,650	47,777
Accounts and other receivables, net	96,609	—	—	96,609
Deferred rent	279,971	—	—	279,971
Acquired above market leases, net	25,367	44,371	—	69,738
Acquired in place lease value and deferred leasing costs, net	370,179	107,180	—	477,359
Deferred financing costs, net	31,024	—	—	31,024
Restricted cash	35,322	—	—	35,322
Other assets	35,066	—	—	35,066

Total assets	$6,717,113	$214,769	$1,138,650	$8,070,532

Liabilities and Equity
Global revolving credit facility	$324,476	$—	$341,810	$666,286
Unsecured term loan	520,942	—	—	520,942
Unsecured senior notes, net of discount	1,441,569	—	—	1,441,569
Exchangeable senior debentures	266,400	—	—	266,400
Mortgage loans, net of premiums	846,825	—	—	846,825
Accounts payable and other accrued liabilities	372,974	176,587	—	549,561
Acquired below market leases, net	112,891	38,182	—	151,073
Security deposits and prepaid rents	92,852	—	—	92,852

Total liabilities	3,978,929	214,769	341,810	4,535,508

Equity:
Stockholders’ Equity:
Preferred	621,775	—	—	621,775
Common	1,098	—	115	1,213
Additional paid-in capital	2,687,065	—	796,725	3,483,790
Dividends in excess of earnings	(566,273)	—	—	(566,273)
Accumulated other comprehensive loss, net	(55,701)	—	—	(55,701)

Total stockholders’ equity	2,687,964	—	796,840	3,484,804

Noncontrolling interests in operating partnership	46,273	—	—	46,273
Noncontrolling interest in consolidated join ventures	3,947	—	—	3,947

Total equity	2,738,184	—	796,840	3,535,024

Total liabilities and equity	$6,717,113	$214,769	$1,138,650	$8,070,532

See accompanying notes to the pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Income Statement

For the Six Months Ended June 30, 2012

(unaudited)

(in thousands, except share and per share data)

	Company Historical	Acquisition of Sentrum Portfolio	Financing Transactions	Noncontrolling Interests	Company Pro Forma
	(AA)	(BB)	(CC)	(DD)
Operating Revenues:
Rental	$457,757	$46,902	$—	$—	$504,659
Tenant reimbursements	118,284	11,738	—	—	130,022
Construction management	4,406	—	—	—	4,406
Other	6,405	—	—	—	6,405

Total operating revenues	586,852	58,640	—	—	645,492

Operating Expenses:
Rental property operating and maintenance	167,421	17,263	—	—	184,684
Property taxes	31,811	1,708	—	—	33,519
Insurance	4,490	692	—	—	5,182
Construction management	789	—	—	—	789
Depreciation and amortization	172,995	25,135	—	—	198,130
General and administrative	29,359	—	—	—	29,359
Transactions	5,285	—	—	—	5,285
Other	337	—	—	—	337

Total operating expenses	412,487	44,798	—	—	457,285

Operating income	174,365	13,842	—	—	188,207

Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	4,882	—	—	—	4,882
Interest and other income	1,925	—	—	—	1,925
Interest expense	(75,711)	—	(3,340)	—	(79,051)
Tax expense	(1,927)	—	—	—	(1,927)
Loss from early extinguishment of debt	(303)	—	—	—	(303)

Net income	103,231	13,842	(3,340)	—	113,733

Net income attributable to noncontrolling interests	(2,855)	—	—	(407)	(3,262)

Net income attributable to Digital Realty Trust, Inc.	100,376	13,842	(3,340)	(407)	110,471

Preferred stock dividends	(19,144)	—	—	—	(19,144)

Net income available to common stockholders	$81,232	$13,842	$(3,340)	$(407)	$91,327

Pro forma net income per share available to common stockholders:
Basic					$0.76
Diluted					$0.76
Pro forma weighted average common shares outstanding(1):
Basic					119,930,437
Diluted					120,309,574

See accompanying notes to the pro forma condensed consolidated financial statements.

(1)	Includes historical basic and diluted weighted average common shares outstanding for June 30, 2012 of 108,430,437 and 108,809,574, respectively, and the sale of 11,500,000 shares of our common stock which closed on July 2, 2012.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2011

(unaudited)

(in thousands, except share and per share data)

	Company Historical	Acquisition of Sentrum Portfolio	Financing Transactions	Noncontrolling Interests	Company Pro Forma
	(AA)	(BB)	(CC)	(DD)

Operating Revenues:
Rental	$820,711	$88,564	$—	$—	$909,275
Tenant reimbursements	211,811	18,288	—	—	230,099
Construction management	29,286	—	—	—	29,286
Other	902	—	—	—	902

Total operating revenues	1,062,710	106,852	—	—	1,169,562

Operating Expenses:
Rental property operating and maintenance	307,922	25,936	—	—	333,858
Property taxes	49,946	3,290	—	—	53,236
Insurance	8,024	1,376	—	—	9,400
Construction management	22,715	—	—	—	22,715
Depreciation and amortization	310,425	50,057	—	—	360,482
General and administrative	53,624	—	—	—	53,624
Transactions	5,654	—	—	—	5,654
Other	90	—	—	—	90

Total operating expenses	758,400	80,659	—	—	839,059

Operating income	304,310	26,193	—	—	330,503

Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	4,952	—	—	—	4,952
Interest and other income	3,260	—	—	—	3,260
Interest expense	(149,350)	—	(6,504)	—	(155,854)
Tax expense	42	—	—	—	42
Loss from early extinguishment of debt	(1,088)	—	—	—	(1,088)

Net income	162,126	26,193	(6,504)	—	181,815

Net income attributable to noncontrolling interests	(5,861)	—	—	(893)	(6,754)

Net income attributable to Digital Realty Trust, Inc.	156,265	26,193	(6,504)	(893)	175,061

Preferred stock dividends	(25,397)	—	—	—	(25,397)

Net income available to common stockholders	$130,868	$26,193	$(6,504)	$(893)	$149,664

Pro forma net income per share available to common stockholders:
Basic					$1.36
Diluted					$1.35
Pro forma weighted average common shares outstanding(1):
Basic					109,905,375
Diluted					110,669,749

See accompanying notes to the pro forma condensed consolidated financial statements.

(1)	Includes historical basic and diluted weighted average common shares outstanding for December 31, 2011 of 98,405,375 and 99,169,749, respectively, and the sale of 11,500,000 shares of our common stock which closed on July 2, 2012.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(Dollar amounts in thousands)

1. Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

Digital Realty Trust, Inc. through its controlling interest in Digital Realty Trust, L.P. (the “Operating Partnership”) and the subsidiaries of the Operating Partnership (collectively, “we” or the “Company”) is engaged in the business of owning, acquiring, developing, redeveloping and managing technology-related real estate. The Company is focused on providing Turn-Key FlexSM and Powered Base Building® datacenter solutions for domestic and international tenants across a variety of industry verticals ranging from information technology and Internet enterprises, to manufacturing and financial services.

Our pro forma condensed consolidated balance sheet is presented as if the acquisition of the Sentrum Portfolio, which closed on July 11, 2012, occurred on June 30, 2012 along with the related financings. The related financings consisted of our common stock offering in July 2012 along with borrowings under our global revolving credit facility. The adjustments to our pro forma condensed consolidated balance sheet as of June 30, 2012 are as follows:

(A) Company Historical

Company historical reflects our historical condensed consolidated balance sheet as of June 30, 2012.

(B) Acquisition of the Sentrum Portfolio

Reflects our acquisition of the Sentrum Portfolio. The pro forma adjustments, based on our preliminary estimates for allocation of the purchase price, are as follows (in thousands):

Assets acquired:
Investments in real estate, net	$1,201,868
Acquired above market leases	44,371
Acquired in place lease value	107,180
Liabilities acquired:
Acquired below market leases	(38,182)
Accounts payable and other accrued liabilities	(176,587)

Cash paid to acquire the portfolio	$1,138,650

(C) Financing Transactions

Reflects proceeds and related financing costs of the sale of 11.5 million shares of our common stock which was completed on July 2, 2012 and additional borrowings under our existing global revolving credit facility in connection with the acquisition of the Sentrum Portfolio as follows (in thousands, except share and per share amounts):

Total
Proceeds from the stock offering	$830,875
Less costs of the initial public offering:
Underwriters’ discounts and commissions	33,235
Other costs	800

Net proceeds from sale of common stock	796,840
Increase in borrowings from global revolving credit facility	341,810

Net cash proceeds	$1,138,650

Common stock, 11,500,000 shares, $.01 per share	$115
Additional paid in capital	796,725

Net proceeds from sale of common stock	$796,840

2. Adjustments to Pro Forma Condensed Consolidated Income Statements for the six months ended June 30, 2012 and for the year ended December 31, 2011

Our pro forma condensed consolidated income statements for the six months ended June 30, 2012 and the year ended December 31, 2011 are presented as if the acquisition of the Sentrum Portfolio that closed on July 11, 2012 along with the related financings, occurred on January 1, 2011. Our financings consist of our common stock offering in July 2012 along with additional borrowings under our global revolving credit facility. The pro forma adjustments to our condensed consolidated income statements for the six months ended June 30, 2012 and the year ended December 31, 2011 are as follows:

(AA) Company Historical

Reflects our historical condensed consolidated income statements for the six months ended June 30, 2012 and for the year ended December 31, 2011.

(BB) Acquisition of the Sentrum Portfolio

The pro forma adjustments to the condensed consolidated income statement for the six months ended June 30, 2012 reflect the acquisition of the Sentrum Portfolio, which closed on July 11, 2012, as if the acquisition closed on January 1, 2011. The pro forma adjustments are as follows (in thousands):

Sentrum Portfolio

Six Months Ended June 30, 2012

	Historical combined revenue and certain expenses (1)	Adjustments resulting from purchasing the Sentrum Portfolio		Pro Forma Adjustments
Operating Revenues:
Rental	$47,105	$(203	)(2)(4)	$46,902
Tenant reimbursements	11,738	—		11,738

Total operating revenues	58,843	(203)		58,640

Operating Expenses:
Rental property operating and maintenance	17,263	—		17,263
Property taxes	1,708	—		1,708
Insurance	692	—		692
Depreciation and amortization	—	25,135	(3)(4)	25,135

Total operating expenses	19,663	25,135		44,798

Operating income	$39,180	$(25,338)		$13,842

(1)	Historical combined statement of revenue and certain expenses reported in accordance with Rule 3-14 of Regulation S-X, as translated based on the average exchange rate for the six month period ended June 30, 2012 of £1.00 to $1.58.
(2)	Reflects a ($1.0) million adjustment to amortize acquired above and below market lease intangibles and a $0.8 million adjustment to reflect straight-line revenue as if the Sentrum Portfolio had been acquired on January 1, 2011.
(3)	Includes a $9.3 million adjustment to amortize acquired in place lease value intangible assets and a $15.8 million adjustment to record depreciation expense on acquired tangible assets as if the Sentrum Portfolio had been acquired on January 1, 2011.
(4)	Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows: buildings over 39 years, and acquired ground leases, tenant improvements, above market leases, below market leases and acquired in place lease value over the terms of the lease.

The pro forma adjustments to the condensed consolidated income statement for the year ended December 31, 2011 reflect the acquisition of the Sentrum Portfolio, which closed on July 11, 2012, as if the acquisition closed on January 1, 2011. The pro forma adjustments are as follows (in thousands):

Sentrum Portfolio

Year Ended December 31, 2011

	Historical combined revenue and certain expenses (1)	Adjustments resulting from purchasing the Sentrum Portfolio		Pro Forma Adjustments
Operating Revenues:
Rental	$88,976	$(412	)(2)(4)	$88,564
Tenant reimbursements	18,288	—		18,288

Total operating revenues	107,264	(412)		106,852

Operating Expenses:
Rental property operating and maintenance	25,936	—		25,936
Property taxes	3,290	—		3,290
Insurance	1,376	—		1,376
Depreciation and amortization	—	50,057	(3)(4)	50,057

Total operating expenses	30,602	50,057		80,659

Operating income	$76,662	$(50,469)		$26,193

(1)	Historical combined statement of revenue and certain expenses reported in accordance with Rule 3-14 of Regulation S-X, as translated based on the average exchange rate for the twelve month period ended December 31, 2011 of £1.00 to $1.60.
(2)	Reflects a ($2.1) million adjustment to amortize acquired above and below market lease intangibles and a $1.7 million adjustment to reflect straight-line revenue as if the Sentrum Portfolio had been acquired on January 1, 2011.
(3)	Includes a $18.4 million adjustment to amortize acquired in place lease value intangible assets and a $31.7 million adjustment to record depreciation expense on acquired tangible assets as if the Sentrum Portfolio had been acquired on January 1, 2011.
(4)	Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows: buildings over 39 years, and acquired ground leases, tenant improvements, above market leases, below market leases and acquired in place lease value over the terms of the lease.

(CC) Financing transactions

Reflects the pro forma increase in interest expense for the six months ended June 30, 2012 and the year ended December 31, 2011. The purchase price was funded with proceeds from our common stock offering in July 2012 along with additional borrowings under our global revolving credit facility. The adjustments reflect the increase in interest expense as follows (in thousands):

Financing	Principal balance used in pro forma adjustment	Interest rate	Pro forma interest expense adjustment for the six months ended June 30, 2012	Pro forma interest expense adjustment for the year ended December 31, 2011
Net increase in principal balance of global revolving credit facility related to the Sentrum Portfolio	$341,810	1-month GBP LIBOR +1.25%(1)	$3,340	$6,504

(1)	The average 1-month GBP LIBOR +1.25% interest rate on our global revolving credit facility was 1.96% for the six months ended June 30, 2012. The average 1-month GBP LIBOR +1.25% interest rate on our global revolving credit facility was 1.90% for the year ended December 31, 2011. A 1/8 percentage point change in the GBP LIBOR rate would result in a combined adjustment to net income for both items above of approximately $214,000 and $427,000 for the six months ended June 30, 2012 and the year ended December 31, 2011, respectively.

(DD) Noncontrolling Interests in Operating Partnership

Noncontrolling interests in the Operating Partnership relate to the Operating Partnership interests that are not owned by us. The following table shows the effect on net income attributable to noncontrolling interests for the six months ended June 30, 2012 and the year ended December 31, 2011 had the acquisition of the Sentrum Portfolio occurred on January 1, 2011 along with the related financing (in thousands):

	Pro forma non- controlling interest adjustments for the six months ended June 30, 2012	Pro forma non- controlling interest adjustments for the year ended December 31, 2011
Net income effect from:
Acquisition of the Sentrum Portfolio	$13,842	$26,193
Financing transactions	(3,340)	(6,504)

	$10,502	$19,689
Average noncontrolling interest percentage	3.88%	4.53%

Net income attributable to noncontrolling interests	$407	$893

DIGITAL REALTY TRUST, L.P. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of the Sentrum Portfolio, a three-property data center and related service entity portfolio located in the greater London area (the “Sentrum Portfolio”). The Sentrum Portfolio comprises approximately 761,000 square feet across three data centers located in Woking, Watford and Croydon, United Kingdom.

The unaudited pro forma condensed consolidated balance sheet of Digital Realty Trust, L.P. and subsidiaries (the “Company”) as of June 30, 2012 is presented as if the acquisition of the Sentrum Portfolio along with the related financings occurred on June 30, 2012. The acquisition closed on July 11, 2012. The related financings consisted of our parent company’s common unit offering in July 2012 along with borrowings under our global revolving credit facility.

The unaudited pro forma condensed consolidated income statement for the six months ended June 30, 2012 and the year ended December 31, 2011 are presented as if the acquisition of the Sentrum Portfolio that closed on July 11, 2012 along with the related financings occurred on January 1, 2011.

This pro forma information should be read in conjunction with the historical consolidated financial statements of the Company as of June 30, 2012 and December 31, 2011, and the notes thereto. The unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed these transactions as of the beginning of the periods presented, nor is it necessarily indicative of future results. In addition, the pro forma condensed consolidated balance sheet includes pro forma allocations of the purchase price of the Sentrum Portfolio based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisition. As of June 30, 2012, the allocation of the purchase price of the Sentrum Portfolio is preliminary pending the receipt of information necessary to complete the valuation of certain tangible and intangible assets and liabilities.

DIGITAL REALTY TRUST, L.P. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet

June 30, 2012

(unaudited, in thousands)

	Company Historical	Acquisition of Sentrum Portfolio	Financing Transactions	Company Pro Forma
	(A)	(B)	(C)
Assets
Net investments in real estate	$5,795,798	$1,201,868	$—	$6,997,666
Cash and cash equivalents	47,777	(1,138,650)	1,138,650	47,777
Accounts and other receivables, net	96,609	—	—	96,609
Deferred rent	279,971	—	—	279,971
Acquired above market leases, net	25,367	44,371	—	69,738
Acquired in place lease value and deferred leasing costs, net	370,179	107,180	—	477,359
Deferred financing costs, net	31,024	—	—	31,024
Restricted cash	35,322	—	—	35,322
Other assets	35,066	—	—	35,066

Total assets	$6,717,113	$214,769	$1,138,650	$8,070,532

Liabilities and Capital
Global revolving credit facility	$324,476	$—	$341,810	$666,286
Unsecured term loan	520,942	—	—	520,942
Unsecured senior notes, net of discount	1,441,569	—	—	1,441,569
Exchangeable senior debentures	266,400	—	—	266,400
Mortgage loans, net of premiums	846,825	—	—	846,825
Other secured loan	—	—	—	—
Accounts payable and other accrued liabilities	372,974	176,587	—	549,561
Acquired below market leases, net	112,891	38,182	—	151,073
Security deposits and prepaid rents	92,852	—	—	92,852

Total liabilities	3,978,929	214,769	341,810	4,535,508

Capital:
Partner’s capital:
General partner:
Preferred	621,775	—	—	621,775
Common	2,121,890	—	796,840	2,918,730
Limited partners	50,436	—	—	50,436
Accumulated other comprehensive loss, net	(59,864)	—	—	(59,864)

Total partners’ capital	2,734,237	—	796,840	3,531,077

Noncontrolling interest in consolidated join ventures	3,947	—	—	3,947

Total capital	2,738,184	—	796,840	3,535,024

Total liabilities and capital	$6,717,113	$214,769	$1,138,650	$8,070,532

See accompanying notes to the pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, L.P. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Income Statement

For the Six Months Ended June 30, 2012

(unaudited)

(in thousands, except unit and per unit data)

	Company Historical	Acquisition of Sentrum Portfolio	Financing Transactions	Company Pro Forma
	(AA)	(BB)	(CC)
Operating Revenues:
Rental	$457,757	$46,902	—	$504,659
Tenant reimbursements	118,284	11,738	—	130,022
Construction management	4,406	—	—	4,406
Other	6,405	—	—	6,405

Total operating revenues	586,852	58,640	—	645,492

Operating Expenses:
Rental property operating and maintenance	167,421	17,263	—	184,684
Property taxes	31,811	1,708	—	33,519
Insurance	4,490	692	—	5,182
Construction management	789	—	—	789
Depreciation and amortization	172,995	25,135	—	198,130
General and administrative	29,359	—	—	29,359
Transactions	5,285	—	—	5,285
Other	337	—	—	337

Total operating expenses	412,487	44,798	—	457,285

Operating income	174,365	13,842	—	188,207

Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	4,882	—	—	4,882
Interest and other income	1,925	—	—	1,925
Interest expense	(75,711)	—	(3,340)	(79,051)
Tax expense	(1,927)	—	—	(1,927)
Loss from early extinguishment of debt	(303)	—	—	(303)

Net income	103,231	13,842	(3,340)	113,733

Net income attributable to noncontrolling interests in consolidated joint ventures	392	—	—	392

Net income attributable to Digital Realty Trust, L.P.	103,623	13,842	(3,340)	114,125

Preferred unit distributions	(19,144)	—	—	(19,144)

Net income available to common unitholders	$84,479	$13,842	$(3,340)	$94,981

Pro forma net income per unit available to common unitholders:
Basic				$0.76
Diluted				$0.76
Pro forma weighted average common units outstanding(1):
Basic				124,266,660
Diluted				124,645,797

See accompanying notes to the pro forma condensed consolidated financial statements.

(1)	Includes historical basic and diluted weighted average common units outstanding for June 30, 2012 of 112,766,660 and 113,145,797, respectively, and the sale of 11,500,000 units of our common units which closed on July 2, 2012.

DIGITAL REALTY TRUST, L.P. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Income Statement

For the Year Ended December 31, 2011

(unaudited)

(in thousands, except unit and per unit data)

	Company Historical	Acquisition of Sentrum Portfolio	Financing Transactions	Company Pro Forma
	(AA)	(BB)	(CC)
Operating Revenues:
Rental	$820,711	$88,564	$—	$909,275
Tenant reimbursements	211,811	18,288	—	230,099
Construction management	29,286	—	—	29,286
Other	902	—	—	902

Total operating revenues	1,062,710	106,852	—	1,169,562

Operating Expenses:
Rental property operating and maintenance	307,922	25,936	—	333,858
Property taxes	49,946	3,290	—	53,236
Insurance	8,024	1,376	—	9,400
Construction management	22,715	—	—	22,715
Depreciation and amortization	310,425	50,057	—	360,482
General and administrative	53,624	—	—	53,624
Transactions	5,654	—	—	5,654
Other	90	—	—	90

Total operating expenses	758,400	80,659	—	839,059

Operating income	304,310	26,193	—	330,503

Other Income (Expenses):
Equity in earnings of unconsolidated joint ventures	4,952	—	—	4,952
Interest and other income	3,260	—	—	3,260
Interest expense	(149,350)	—	(6,504)	(155,854)
Tax expense	42	—	—	42
Loss from early extinguishment of debt	(1,088)	—	—	(1,088)

Net income	162,126	26,193	(6,504)	181,815
Net income attributable to noncontrolling interests in consolidated joint ventures	324	—	—	324

Net income attributable to Digital Realty Trust, L.P.	162,450	26,193	(6,504)	182,139
Preferred unit distributions	(25,397)	—	—	(25,397)

Net income available to common unitholders	$137,053	$26,193	$(6,504)	$156,742

Pro forma net income per unit available to common unitholders:
Basic				$1.36
Diluted				$1.35
Pro forma weighted average common units outstanding(1):
Basic				114,553,004
Diluted				115,317,378

See accompanying notes to the pro forma condensed consolidated financial statements.

(1)	Includes historical basic and diluted weighted average common units outstanding for December 31, 2011 of 103,053,004 and 103,817,378, respectively, and the sale of 11,500,000 units of our common units which closed on July 2, 2012.

DIGITAL REALTY TRUST, L.P. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(Dollar amounts in thousands)

1. Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

Digital Realty Trust, L.P. (the “Operating Partnership”) and the subsidiaries of the Operating Partnership (collectively, “we” or the “Company”) is engaged in the business of owning, acquiring, developing, redeveloping and managing technology-related real estate. The Company is focused on providing Turn-Key FlexSM and Powered Base Building® datacenter solutions for domestic and international tenants across a variety of industry verticals ranging from information technology and Internet enterprises, to manufacturing and financial services.

Our pro forma condensed consolidated balance sheet is presented as if the acquisition of the Sentrum Portfolio, which closed on July 11, 2012, occurred on June 30, 2012 along with the related financings. The related financings consisted of a common stock offering in July 2012 by Digital Realty Trust, Inc. (our parent company) along with borrowings under our global revolving credit facility. The adjustments to our pro forma condensed consolidated balance sheet as of June 30, 2012 are as follows:

(A) Company Historical

Company historical reflects our historical condensed consolidated balance sheet as of June 30, 2012.

(B) Acquisition of the Sentrum Portfolio

Reflects our acquisition of the Sentrum Portfolio. The pro forma adjustments, based on our preliminary estimates for allocation of the purchase price, are as follows (in thousands):

Assets acquired:
Investments in real estate, net	$1,201,868
Acquired above market leases	44,371
Acquired in place lease value	107,180
Liabilities acquired:
Acquired below market leases	(38,182)
Accounts payable and other accrued liabilities	(176,587)

Cash paid to acquire the portfolio	$1,138,650

(C) Financing Transactions

Reflects proceeds and related financing costs of the issuance of 11.5 million common units in connection with the sale of 11.5 million shares of our parent company’s common stock which was completed on July 2, 2012 and additional borrowings under our existing global revolving credit facility in connection with the acquisition of the Sentrum Portfolio as follows (in thousands):

Total
Proceeds from the common stock offering	$830,875
Less costs of the initial public offering:
Underwriters’ discounts and commissions	33,235
Other costs	800

Net proceeds from sale of common stock	$796,840
Increase in borrowings from global revolving credit facility	341,810

Net cash proceeds	$1,138,650

Common stock	$796,840

2. Adjustments to Pro Forma Condensed Consolidated Income Statements for the six months ended June 30, 2012 and for the year ended December 31, 2011

Our pro forma condensed consolidated income statements for the six months ended June 30, 2012 and the year ended December 31, 2011 are presented as if the acquisition of the Sentrum Portfolio that closed on July 11, 2012 along with the related financings, occurred on January 1, 2011. Our financings consist of our parent company’s common stock offering in July 2012 along with borrowings under our global revolving credit facility. The pro forma adjustments to our condensed consolidated income statements for the six months ended June 30, 2012 and the year ended December 31, 2011 are as follows:

(AA) Company Historical

Reflects our historical condensed consolidated income statements for the six months ended June 30, 2012 and for the year ended December 31, 2011.

(BB) Acquisition of the Sentrum Portfolio

The pro forma adjustments to the condensed consolidated income statement for the six months ended June 30, 2012 reflect the acquisition of the Sentrum Portfolio, which closed on July 11, 2012, as if the acquisition occurred on January 1, 2011. The pro forma adjustments are as follows (in thousands):

Sentrum Portfolio

Six Months Ended June 30, 2012

	Historical combined revenue and certain expenses(1)	Adjustments resulting from purchasing the Sentrum Portfolio		Pro Forma Adjustments
Operating Revenues:
Rental	$47,105	$(203	)(2)(4)	$46,902
Tenant reimbursements	11,738	—		11,738

Total operating revenues	58,843	(203)		58,640

Operating Expenses:
Rental property operating and maintenance	17,263	—		17,263
Property taxes	1,708	—		1,708
Insurance	692	—		692
Depreciation and amortization	—	25,135	(3)(4)	25,135

Total operating expenses	19,663	25,135		44,798

Operating income	$39,180	$(25,338)		$13,842

(1)	Historical combined statement of revenue and certain expenses reported in accordance with Rule 3-14 of Regulation S-X, as translated based on the average exchange rate for the six month period ended June 30, 2012 of £1.00 to $1.58.
(2)	Reflects a ($1.0) million adjustment to amortize acquired above and below market lease intangibles and a $0.8 million adjustment to reflect straight-line revenue as if the Sentrum Portfolio had been acquired on January 1, 2011.
(3)	Includes a $9.3 million adjustment to amortize acquired in place lease value intangible assets and a $15.8 million adjustment to record depreciation expense on acquired tangible assets as if the Sentrum Portfolio had been acquired on January 1, 2011.
(4)	Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows: buildings over 39 years, and acquired ground leases, tenant improvements, above market leases, below market leases and acquired in place lease value over the terms of the lease.

The pro forma adjustments to the condensed consolidated income statement for the year ended December 31, 2011 reflect the acquisition of the Sentrum Portfolio, which closed on July 11, 2012, as if the acquisition closed on January 1, 2011. The pro forma adjustments are as follows (in thousands):

Sentrum Portfolio

Year Ended December 31, 2011

	Historical combined revenue and certain expenses(1)	Adjustments resulting from purchasing the Sentrum Portfolio		Pro Forma Adjustments
Operating Revenues:
Rental	$88,976	$(412	)(2)(4)	$88,564
Tenant reimbursements	18,288	—		18,288

Total operating revenues	107,264	(412)		106,852

Operating Expenses:
Rental property operating and maintenance	25,936	—		25,936
Property taxes	3,290	—		3,290
Insurance	1,376	—		1,376
Depreciation and amortization	—	50,057	(3)(4)	50,057

Total operating expenses	30,602	50,057		80,659

Operating income	$76,662	$(50,469)		$26,193

(1)	Historical combined statement of revenue and certain expenses reported in accordance with Rule 3-14 of Regulation S-X, as translated based on the average exchange rate for the twelve month period ended December 31, 2011 of £1.00 to $1.60.
(2)	Reflects a ($2.1) million adjustment to amortize acquired above and below market lease intangibles and a $1.7 million adjustment to reflect straight-line revenue as if the Sentrum Portfolio had been acquired on January 1, 2011.
(3)	Includes a $18.4 million adjustment to amortize acquired in place lease value intangible assets and a $31.7 million adjustment to record depreciation expense on acquired tangible assets as if the Sentrum Portfolio had been acquired on January 1, 2011.
(4)	Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows: buildings over 39 years, and acquired ground leases, tenant improvements, above market leases, below market leases and acquired in place lease value over the terms of the lease.

(CC) Financing transactions

Reflects the pro forma increase in interest expense for the six months ended June 30, 2012 and the year ended December 31, 2011. The purchase price was funded with proceeds from our parent company’s common stock offering in July 2012 along with borrowings under our global revolving credit facility. The adjustments reflect the increase in interest expense as follows (in thousands):

Financing	Principal balance used in pro forma adjustment	Interest rate	Pro forma interest expense adjustment six months ended June 30, 2012	Pro forma interest expense adjustment year ended December 31, 2011
Net increase in principal balance of global revolving credit facility related to the Sentrum Portfolio	$341,810	1-month GBP LIBOR +1.25%(1)	$3,340	$6,504

(1)	The average 1-month GBP LIBOR +1.25% interest rate on our global revolving credit facility was 1.96% for the six months ended June 30, 2012. The average 1-month GBP LIBOR +1.25% interest rate on our global revolving credit facility was 1.90% for the year ended December 31, 2011. A 1/8 percentage point change in the GBP LIBOR rate would result in a combined adjustment to net income for both items above of approximately $214,000 and $427,000 for the six months ended June 30, 2012 and the year ended December 31, 2011, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: September 26, 2012

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc. Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Auditors.